Exhibit 10.2
                           JOINT COOPERATION AGREEMENT

BETWEEN:

Institute of Materia Medica
Chinese Acadamy of Medical Sciences
Peking Union Medical College
1 Xian Nong Tan Street
Beijing, China             .........       (Hereinafter referred to as "IMM")


AND:

Sino Pharmaceuticals Corporation
Unit 152, 11782 River Road,
Richamond, B.C. V6E 1T7
Canada                     .........       (Hereinafter referred to as "Sino")


WHEREAS IMM is an research organization, specializing in all aspects of new drug
research,  development,   commercialization  and  manufacturing,  including  all
aspects of clinical research and,

WHEREAS Sino is an established pharmaceuticals and nutraceuticals company involved in the sales, marketing and distribution of pharmaceuticals and bulk and formulated nutraceuticals in North America and Europe, and,

WHEREAS IMM and Sino are interested in working together and establishing a joint cooperative in both parties interested area to develop, license, and market IMM's existing drugs for the North American and European markets.

THEREFORE, in consideration of the above the aforementioned parties hereby enter into this Agreement and hereby agree as follows:

1. That IMM and Sino shall jointly cooperate to market and sell several of IMM's existing drugs, in the North American and European markets, under specific licensing Agreements.

2. That IMM and Sino shall jointly cooperate in certain projects or both side interested area, including research, develop and commercialize new drugs and nutraceuticals for the North American and European markets.

3. That IMM might cooperate to contract manufacture and provide outsourcing manufacturing facilities, at its Beijing Union Pharmaceuticals Factory, certain specified drugs for Sino, for the North American and European markets.

4. That any and all specific work or projects initiate, as part of or under this Joint Cooperative Agreement, shall be conducted on a pre-arranged, actually agreed, fee or cost basis between IMM and Sino.

5.   This Agreement should not be exported to any other third parties.

6. The validity of this Agreement shall be for a period of five years from the date of signing thereof.

THE PARTIES to this Agreement hereby lend their signatures this 21 day of November 2002.

For, and on behalf of,     .........        .........For, and on behalf of,
INSTITUTE OF MATERIA MEDICA.........SINO PHARMACEUTICALS CORP.



By:/s/______________________ .......        By:/s/__________________
         Wang Xinolaing    .........        .........Mahmound S. Aziz
                           .........        .........         President & CEO